Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-3
(Form Type)

CN ENERGY GROUP. INC.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value	-		-	-	-	-	-
	Equity	Preferred Shares, no par value	-		-	-	-	-	-
	Debt	Debt Securities	-		-	-	-	-	-
	Other	Warrants	-		-	-	-	-	-
	Other	Rights	-		-	-	-	-	-
	Other	Units	-		-	-	-	-	-
	Unallocated (Universal) Shelf	-	457	(o)	(1)	(2)	$100,000,000	$0.0000927	$9,270
Fees Previously Paid	-	-	-		-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-			-	-	-	-
	Total Offering Amounts						$100,000,000		$9,270
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due								$9,270

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange, or conversion of securities offered or sold hereunder as shall have an aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of ordinary shares of CN ENERGY GROUP. INC. (the “Registrant”) as may be issued upon exercise of warrants registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of ordinary shares and preferred shares of the Registrant as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

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